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                                                                    EXHIBIT 24.1

                               POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that the undersigned directors and officers of Brush Engineered Materials Inc., an Ohio corporation (the "Company"), hereby constitute and appoint John D. Grampa, John J. Pallam and Michael C. Hasychak and each of them, their true and lawful attorney or attorneys-in-fact, with full power of substitution and revocation, for them and in their name, place and stead, to sign and file on their behalf as a director or officer of the Company, or both, as the case may be, with the Securities and Exchange Commission under the Securities Act of 1933 (the "Securities Act") one or more registration statement(s) on Form S-3 relating to the registration of the Company's Common Shares, no par value (the "Common Shares"), being issued pursuant to the planned public offering of Common Shares and Common Shares issuable upon the exercise of warrants originally issued in connection with the Company's December 2003 recapitalization, with any and all amendments, supplements and exhibits thereto, including pre-effective and post-effective amendments or supplements or any additional registration statement filed pursuant to Rule 462 promulgated under the Securities Act, with full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorney or attorneys-in-fact or any of them or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Executed as of the 1st day of April 2004.

/s/ Gordon D. Harnett                 /s/ William G. Pryor
----------------------------------    ------------------------------------
Gordon D. Harnett                     William G. Pryor, Director
Chairman, President, Chief            /s/ N. Mohan Reddy
Executive Officer and Director        ------------------------------------
(Principal Executive Officer)         N. Mohan Reddy, Director
/s/ Albert C. Bersticker              /s/ William R. Robertson
----------------------------------    ------------------------------------
Albert C. Bersticker, Director        William R. Robertson, Director
/s/ David H. Hoag                     /s/ John Sherwin, Jr.
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David H. Hoag, Director               John Sherwin, Jr., Director
/s/ Joseph P. Keithley                /s/ John D. Grampa
----------------------------------    ------------------------------------
Joseph P. Keithley, Director          John D. Grampa
/s/ William B. Lawrence               Vice President Finance and Chief Financial
----------------------------------    Officer (Principal Financial and
William B. Lawrence, Director         Accounting Officer)
/s/ William P. Madar
----------------------------------
William P. Madar, Director